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                                                                   EXHIBIT 10.25

                             SUCCESS FEE AGREEMENT
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     AGREEMENT made as of the 4th day of February, 1998, by and between Little
Switzerland, Inc., a Delaware corporation with its main office in St. Thomas, U.S.V.I. (the "Company"), and C. William Carey (the "Director").


                                  WITNESSETH

     WHEREAS, the Director is a member of the Investment Banking Committee of the Board of Directors of the Company (the "Committee");

     WHEREAS, on November 28, 1994, the Board of Directors voted to compensate the members of the Committee on the basis of a success fee equal to two-thirds of one percent (1%) of the aggregate value of any transaction, including any sale, purchase, merger, joint venture or combination thereof (a "Transaction"), entered into and completed (the "Success Fee");

     WHEREAS, on the date of such vote, the Committee consisted of two members, the Director and Francis X. Correra, who is since deceased; and

     WHEREAS, the Company recognizes and acknowledges the Director's significant contributions to the Committee and his efforts in designing and promoting a strategy with the objective of successfully consummating a Transaction;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Company and the Director mutually agree as follows:

     1.   Payment of Success Fee.  For compensation for all of the services
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rendered by the Director as a member of the Committee, the Company shall pay the
Director an amount equal to eighty three and one-third percent (83 1/3%) of two-thirds of one percent (1%) of the Aggregate Value (as defined in Section 2 hereof) of a Transaction (the "Success Fee") by wire transfer of immediately available funds to an account designated by the Director on the closing date of such a Transaction (the "Effective Time"). The Company shall be obligated to pay such Success Fee regardless of whether or not the Director is a member of the Board of Directors of the Company at the Effective Time, including, without limitation, by reason of his death, disability or the failure of stockholders of the Company to reelect the Director to the Board of Directors at a Meeting of the Stockholders; provided, however, that the Company shall not be obligated to
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make such payment to the Director if the Director resigns as a member of the
Board of Directors on or before the Effective Time.

     2.   Aggregate Value.  For purposes of this Agreement, the term "Aggregate
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Value" shall mean the total amount of cash and the fair market value (on the date of payment) of all other property paid or payable, directly or indirectly, by the acquiring party (the "Acquiror") to the acquired party or the seller of the acquired business (the "Acquired"), or to the Acquired's security holders or its employees, or by the Acquired to the Acquired's security holders, in connection with a Transaction (including, without limitation, amounts paid by the Acquiror to holders of any warrants, stock purchase rights, convertible securities or similar rights of the Company and to holders of any options or stock appreciation rights issued by the Company, whether or not vested). Aggregate Value shall also include the value of any long-term liabilities (including the short-term portion thereof) of the Company (including the principal amount of any indebtedness for borrowed money) indirectly or directly assumed or acquired by the Acquiror, or otherwise repaid or retired, in connection with or in anticipation of a Transaction. In the event the Transaction takes the form of a recapitalization or restructuring of the Company (including, without limitation, through
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negotiated repurchases of its securities, an issuer tender offer, an extraordinary dividend, a spin-off, split-off or similar transaction), Aggregate Value shall also include the fair market value of (i) the equity securities of the Company retained by the Company's security holders following such Transaction and (ii) any cash, securities (including securities of subsidiaries) or other consideration received by the Company's security holders in exchange for or in respect of securities of the Company in connection with such Transaction (all such cash, securities or other consideration received by such security holders being deemed to have been paid to such security holders in such Transaction). If a Transaction takes the form of a sale of assets, Aggregate Value shall also include (i) the value of any current assets not sold, minus
(ii) the value of any current liabilities not assumed by the Acquiror. In the event that any part of the consideration in connection with a transaction will be payable (whether in one payment or a series of two or more payments) at any time following the consummation thereof, the term Aggregate Value shall include the present value of such future payment of payments. As used in this Agreement, the terms "payment," "paid" or "payable" shall be deemed to include, as applicable, the issuance or deliver of securities or other property other than cash.

     3.   Satisfaction of the Company's Obligations; Interest.  The Company and
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the Director agree that the payment provided for in Section 1 hereof shall satisfy in full the Company's obligation to pay the Success Fee to the Director with respect to the services rendered by the Director as a member of the Committee. Notwithstanding the foregoing, in the event that the Company shall fail to pay the Success Fee when due, the term "Success Fee" shall be deemed to include interest on such unpaid Success Fee, commencing on the Effective Time, at a rate per annum equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Prime Rate. Further, the Company and the Director agree that the payments provided for in this Agreement are not in lieu of or offset by the fees and benefits provided for under the Consulting Agreement, dated June 2, 1996 between the Company and the Director, which Consulting Agreement remains in full force and effect.

     4.   Legal Fees.  If legal action is commenced by the Director to enforce
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his rights under this Agreement, the Director shall be entitled to recover any and all costs incurred in connection with the enforcement of his rights hereunder or the collection of the Success Fee, including, without limitation, reasonably attorney's fees, in addition to any other relief granted.

     5.   Binding Effect.  This Agreement shall inure to the benefit of and be
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binding upon the Company and the Director, their respective successors, executors, administrators, heirs and permitted assigns.

     6.   Amendment.  This Agreement may be amended or modified only by a
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written instrument signed by the Director or a duly authorized representative of the Director and the Company.

     7.   Counterparts.  This Agreement may be executed in one or more
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counterparts, all of which documents shall be considered one and the same document.

     8.   Governing Law; Consent to Jurisdiction.  It is the parties' intention
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that this Agreement shall be construed under and be governed in all respects by the laws of the State of Delaware. Each of the Company and the Director hereby irrevocably and unconditionally consent to the jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding arising out of or relating to this Agreement, and agrees not to commence any action, suit or proceeding related thereto except in such courts. Each of the Company and the Director further hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, claim or other proceeding arising out of or relating to this Agreement in the courts of the State of Delaware or the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, claim or other proceeding brought in any such court has been brought in an inconvenient forum. Each of the Company and the Director further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against it in any such court.


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     IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized officer, and by the Director, as of the date first above written.


                              LITTLE SWITZERLAND, INC.


                              By: /s/ John E. Toler, Jr.
                                 ---------------------------------------------
                                 Name:  John E. Toler, Jr.
                                 Title: President and Chief Executive Officer


                              /s/ C. William Carey
                              ------------------------------------------------
                              C. William Carey